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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                               SECURITY AGREEMENT

            SECURITY AGREEMENT, dated as of June 8, 2005, made by AMERCO REAL ESTATE COMPANY, a Nevada corporation, AMERCO REAL ESTATE COMPANY OF TEXAS, INC., a Texas corporation, AMERCO REAL ESTATE COMPANY OF ALABAMA, INC., an Alabama corporation, U-HAUL CO. OF FLORIDA, INC. , a Florida corporation, (each a "Borrower", collectively the "Borrowers"), U-HAUL INTERNATIONAL, INC., a Nevada corporation ("Guarantor"), and each of the entities listed on the signature pages hereto as a Marketing Grantor (each, a "Marketing Grantor" and, collectively, the "Marketing Grantors", and, together with the Borrowers, the Guarantor and with each Person which may, from time to time, become party hereto as a Grantor, collectively the "Grantors" and each a "Grantor"), in favor of MERRILL LYNCH COMMERCIAL FINANCE CORP., as lender (the "Lender").

                                    RECITALS

            Pursuant to the Amended and Restated Credit Agreement, dated as of June 8, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, Guarantor, as guarantor, and the Lender, the Lender has agreed to make loans to the Borrowers upon the terms and subject to the conditions set forth therein. It is a condition precedent to the obligation of the Lender to make its loans to the Borrower under the Credit Agreement that each Grantor shall have executed and delivered this Security Agreement to the Lender.

            NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and make the loans to the Borrowers under the Credit Agreement, each Grantor hereby agrees with the Lender as follows:

            1. Defined Terms.

            (a) Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Security, Securities Account and Supporting Obligations; and the following terms shall have the following meanings:

            "Account Control Agreement": with respect to any Pledged Deposit Account, a control agreement in a form substantially identical to the Collection Account Control Agreement or other form approved by the Lender, as amended, supplemented or otherwise modified from time to time.

            "CMBS Properties Excess Cash Flow Collateral": collectively, all right, title and interest of any Grantor in and to any cash or right to receive cash, or any Accounts, Chattel Paper, General Intangibles, Instruments, Receivables, Securities, Securities Accounts, Security Entitlements, or other property, comprising, evidencing or arising from, in whole or in part, any CMBS Properties Excess Cash Flow, and all products and Proceeds thereof.

            "CMBS Parties": any parties, other than the Grantors, to any CMBS Document.

            "Collateral": as defined in Section 2 of this Security Agreement.

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            "Deposit Account": a "deposit account" as defined in the Uniform
Commercial Code of any applicable jurisdiction and, in any event, including without limitation any demand, time, savings, passbook or like account maintained with any depositary institution.

            "Excluded Assets": all Vehicles (but not the Grantor's interest in truck and other vehicle rental revenue related to the Eligible Properties), and any property of any Grantor to the extent not comprising any part of, or arising or derived from, or otherwise related to, any of the Eligible Properties, including, without limitation, the property listed on Schedule II.

            "Pledged Deposit Accounts": the Collection Account and the Collection Account Sub-Account.

            "Pledged Revenue": all revenue (including, without limitation, rental income, proceeds of sales of goods and commission income) comprising or arising from any activity of a Grantor at or in respect of any Eligible Property, including, without limitation, all amounts and property which would be designated as self-storage rental revenue, retail revenue, rental equipment commissions or other miscellaneous revenue, or other similar items, on an income statement of such Grantor prepared on a cash accounting basis from time to time, and whether or not consisting of cash or the like, rights to receive cash or the like, Accounts, Chattel Paper, General Intangibles, Instruments, Receivables, Securities, Securities Accounts or Security Entitlements, and all Proceeds and products thereof.

            "Pledged Revenue Obligations": all agreements, contracts or other arrangements which give rise to any Pledged Revenue.

            "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Secured Obligations": the collective reference to (a) the Obligations, and (b) all obligations and liabilities of each Grantor to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with any Hedge Agreement entered into by any Grantor with any Lender or any Affiliate thereof and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender or such Affiliate that are required to be paid by any Grantor pursuant to the terms of such Hedge Agreement or other documents) or otherwise.

            "Security Agreement": this Security Agreement, as amended, supplemented or otherwise modified from time to time.

            "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Vehicles": all cars, trucks, trailers, tow dollies, construction and earth moving equipment and other vehicles covered by a certificate of title law of any State and all tires and other appurtenances to any of the foregoing.

            (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, Schedule. Annex, and Exhibit references are

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to this Security Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby grants to the Lender a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (i)   all Pledged Revenue;

                  (ii)  all Pledged Revenue Obligations;

                  (iii) all Pledged Deposit Accounts;

                  (iv)  all CMBS Properties Excess Cash Flow Collateral;

                  (v)   all books and records pertaining to the Collateral; and

                  (vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing, and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that, in any event, the Collateral shall not include the Excluded Assets.

            3. Certain Matters Respecting Pledged Revenue Obligations, CMBS Properties Excess Cash Flow Collateral; Tracing.

            (a) Grantors Remain Liable under Pledged Revenue Obligations and CMBS Documents. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Pledged Revenue Obligations and CMBS Documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Pledged Revenue Obligation or CMBS Document. The Lender shall have no obligation nor liability under any Pledged Revenue Obligations or CMBS Document by reason of or arising out of this Security Agreement or the receipt by the Lender of any payment relating to any Pledged Revenue or CMBS Properties Excess Cash Flow Collateral pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Pledged Revenue Obligation or CMBS Document, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Pledged Revenue Obligation or CMBS Document, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (b) Analysis of Pledged Revenue and CMBS Properties Excess Cash Flow. The Lender may in its own name or in the name of others communicate with
(i) if an Event of Default shall have occurred and be continuing, the parties to any Pledged Revenue Obligations or (ii) the CMBS Parties to verify with them to its satisfaction the existence, amount and terms of any Pledged Revenue or CMBS Properties Excess Cash Flow, or Pledged Revenue Obligations or CMBS Documents.

            (c) Collections on Pledged Revenue. The Lender hereby authorizes each Grantor to collect the Pledged Revenue and the Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Lender at any time when an Event of Default shall have occurred and be continuing, any payments of Pledged Revenue, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor (or, in the case of credit card receipts, if required by the Lender at any time an

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Event of Default has occurred and is continuing, by a substitute servicer appointed by the Lender to service such credit card receipts), in the Collection Account pursuant to Section 6.10 of the Credit Agreement, and, until so deposited, shall be held by such Grantor in trust for the Lender, segregated from other funds of the Grantors. All Proceeds constituting collections of Pledged Revenue while held in the Concentration Account (or by any Grantor (or servicer) in trust for the Lender) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.

            (d) Tracing of Collateral; Information Systems. All amounts held in any Local Account or the Concentration Account shall be identified by the applicable Grantor by source in a manner sufficient to trace all such amounts and to identify amounts constituting Collateral and amounts not constituting Collateral. Such tracing and identification shall include, without limitation, whether any amounts held in any Local Account or Concentration Account: (i) constitutes Collateral or does not constitute Collateral, (ii) derives from U-Move Income, Storage Income or Sales Income, (iii) whether such amounts derive from operations at Eligible Properties, or locations not constituting Eligible Properties, and (iv) whether such amounts derive from amounts paid pursuant to the CMBS Documents and whether the same constitute CMBS Properties Excess Cash Flow. The Grantors represent and warrant that the Grantors' information systems in existence as of the Closing Date have adequate capability to perform such tracing and identification, and the Lender hereby confirms its satisfaction with such existing information systems. The Grantors shall maintain all such information systems in good working order, and shall not discontinue such tracing and identification at any time. No material modification of the Grantors' information systems shall be made unless such modification would not result in any diminution in the ability of the Grantors to accurately so trace and identify the amounts in the Local Accounts and Concentration Account by source. The Grantors shall promptly provide to the Lender notice of any material modification to such information systems, and shall provide to the Lender such information with respect to such modification as the Lender may reasonably request.

            4. Representations and Warranties. Each Grantor hereby represents and warrants that:

            (a) Title; No Other Liens. Except for the Liens granted to the Lender pursuant to this Security Agreement, and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

            (b) Perfected First Priority Liens. When financing statements have been filed in the offices in the jurisdictions listed in Schedule 4.14(b) to the Credit Agreement and the Collection Account Control Agreement and the Collection Sub-Account Control Agreement have been executed and delivered, the Liens granted pursuant to this Security Agreement will constitute perfected Liens in favor of the Lender, in the Collateral as collateral security for the Secured Obligations, which Liens are prior to all other Liens on the Collateral created by the Grantors and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from any Grantor.

            (c) Pledged Revenue; Receivables. No Pledged Revenue is owned by any Person other than a Grantor. No amount payable to any Grantor under or in connection with any Pledged Revenue is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender. The place where each Grantor keeps its records concerning the Pledged Revenue is 2721 N. Central Avenue, Phoenix, AZ 85004. Receivables do not comprise more than 2.00% of the Pledged Revenue.

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            (d) CMBS Documents. No consent of any party (other than the
Grantors) to any CMBS Document is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each CMBS Document is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and general equitable principles (whether considered in a proceeding in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the CMBS Documents by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such CMBS Document to any material adverse limitation, either specific or general in nature. Neither any Grantor nor (to the best of each Grantor's knowledge) any other party to any CMBS Document is in default or is likely to become in default in the performance or observance or any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Grantor has fully performed all its obligations under each CMBS Document. The right, title and interest of each Grantor in, to and under the CMBS Properties Excess Cash Flow are not subject to any defense, offset, counterclaim or claim which could reasonably be expected to have a Material Adverse Effect, nor have any of the foregoing been asserted or alleged against any Grantor. Each Grantor has delivered to the Lender a complete and correct copy of each CMBS Document, including all amendments, supplements and other modifications thereto. No amount payable to any Grantor under or in connection with any CMBS Properties Excess Cash Flow is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.

            (e) Chief Executive Office. Each Grantor's chief executive office and chief place of business is, and for the four (4) months preceding the date has been, located at the place specified for such Grantor on Schedule I.

            (f) Jurisdiction of Organization. Each Grantor is a "registered organization" as defined in the UCC, and is organized as the type of entity, and under the laws of the jurisdiction, specified for such Grantor on Schedule I.

            (g) Name. (i) The exact legal name of each Grantor is as specified for such Grantor on Schedule I; and (ii) no Grantor has done business under a previous name, assumed name or trade name.

            (h) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            (i) Insurance Policies. None of the Collateral constitutes an interest or claim in or under any policy of insurance or contract for annuity, except to the extent the same constitutes Proceeds.

            (j) Governmental Obligors. None of the obligors on any Receivables included in the Collateral, and none of the parties to any CMBS Documents, is a Governmental Authority.

            (k) Pledged Deposit Accounts. All Pledged Deposit Accounts are listed on Schedule III, including the institution at which such account is established, the purpose thereof, the name thereon, and the account number thereof.

            5. Covenants. Each Grantor covenants and agrees with the Lender that, from and after the date of this Security Agreement until the Secured Obligations are paid in full and the Commitment has expired or been terminated:

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            (a) Maintenance of Perfected Security Interests; Further
Documentation; Pledge of Instruments and Chattel Paper. Each Grantor shall maintain the security interest created by this Security Agreement as a perfected security interest having at least the priority described in Section 4(b) hereof and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and (ii) in the case of any Pledged Deposit Accounts and any other relevant Collateral, taking any actions (including, without limitation, entering into, and using its best efforts to cause any relevant third party to enter into, one or more Account Control Agreements) necessary to enable the Lender to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto. Each Grantor also hereby authorizes the Lender to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Chattel Paper or Certificated Security, such Instrument, Chattel Paper or Certificated Security shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Security Agreement.

            (b) Indemnification. Each Grantor agrees, jointly and severally, to pay, and to save the Lender harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or
(iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Lender under any CMBS Document for any sum owing thereunder in respect of the CMBS Properties Excess Cash Flow, or to enforce any provisions of any CMBS Document, each Grantor will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Grantor.

            (c) Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense or cause to kept and maintained on its behalf by U-Haul International satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral, and such records shall comply with the requirements of Section 3(c) hereof. Each Grantor will mark its books and records pertaining to the Collateral or will cause U-Haul International to mark on its behalf its books and records to evidence this Security Agreement and the security interests granted hereby. Upon the occurrence and during the continuance of an Event of Default, each Grantor shall turn over or cause U-Haul International to turn over, as the case may be, any books and records pertaining to the Collateral to the Lender or to its representatives during normal business hours at the request of the Lender.

            (d) Right of Inspection. The Lender shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Lender or their respective representatives may examine the same, take extracts therefrom and make

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photocopies thereof, and each Grantor agrees to render to the Lender at the
Grantors' cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

            (e) Compliance with Laws, etc. Each Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor's business; provided, however, that each Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Lender, adversely affect the Lender's rights or the priority of its Liens on the Collateral.

            (f) CMBS Documents. To the extent that any Grantor or any Subsidiary thereof is a party to any CMBS Documents, such Grantor shall, or cause any such Subsidiary to, perform and comply with its obligations under the CMBS Documents to the extent that failure by such Grantor or such Subsidiary to so comply could result in the failure to distribute any amount of, or reduce the distributable amount of, CMBS Properties Excess Cash Flow.

            (g) Payment of Obligations. Each Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on such Grantor's books in accordance with GAAP.

            (h) Limitation on Liens on Collateral, Certain other Property.

            (i) No Grantor will create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and Liens permitted under the Credit Agreement, and will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all Persons whomsoever.

            (ii) No Grantor shall create, incur, assume or suffer to exist any Lien on or security interest in any Inventory located at, used in the operation of, or otherwise related to, any of the Eligible Properties, or any Pledged Revenue Obligations or other property giving rise to any Pledged Revenue.

            (iii) For the avoidance of doubt, nothing in this Section 5(h) shall be construed as prohibiting the Grantors from creating, incurring or permitting to exist any Liens on any Equipment or other fixed or capital assets not constituting Collateral securing Indebtedness of any Grantor incurred to finance the acquisition thereof, or any Liens on any property of the Grantors not constituting Collateral and not covered by clause (ii) of this Section 5(h).

            (i) Limitations on Dispositions of Collateral. No Grantor will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for sales, transfers and other dispositions of Collateral to the extent permitted under the Credit Agreement.

            (j) Limitations on Modifications of CMBS Documents; Exercise of Rights; Notices. No Grantor will (i) amend, modify, terminate or waive any provision of any CMBS Document except as permitted under the Credit Agreement,
(ii) fail to exercise promptly and diligently each and every material right which it may have under each CMBS Document to ensure the timely payment of any

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CMBS Properties Excess Cash Flow or (iii) fail to deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any CMBS Document that questions the validity or enforceability of such CMBS Document.

            (k) Limitations on Discounts, Compromises, Extensions of Pledged Revenue Obligations. Other than in the ordinary course of business consistent with its past practice, no Grantor will (i) grant any extension of the time of payment of any Pledged Revenue Obligation, (ii) compromise, compound or settle any Pledged Revenue Obligation for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Pledged Revenue, or (iv) allow any credit or discount whatsoever on any Pledged Revenue Obligation.

            (l) Further Identification of Collateral. Each Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

            (m) Notices. Each Grantor will advise the Lender promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

            (n) Changes in Locations, Name, etc. (i) Without thirty (30) days prior written notice to the Lender, no Grantor will (A) change the location of its jurisdiction of organization from that specified in Section 4(f), (B) remove its books and records concerning the Pledged Revenue from the location specified in Section 4(c) or (C) change its name; and (ii) no Grantor shall at any time
(A) cease to be a "registered organization", as defined in the Uniform Commercial Code of any relevant jurisdiction, (ii) change its identity or corporate structure or (iii) reorganize under the laws of another jurisdiction or as a different type of entity.

            6. Agent's Appointment as Attorney-in-Fact.

            (a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Grantor and in the name of each Grantor or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement (any of which rights under the power of attorney provided for in this Section the Lender agrees not to exercise unless an Event of Default has occurred and is continuing), and, without limiting the generality of the foregoing, each Grantor hereby gives the Lender the power and right, on behalf of each Grantor, without notice to or assent by any Grantor, to do the following:

            (i) in the name of each Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Receivable, Instrument, Chattel Paper, General Intangible or CMBS Document constituting Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Account, Receivable, Instrument, Chattel Paper, General Intangible or CMBS Document constituting Collateral herein, or with respect to any other Collateral whenever payable;

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            (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

            (iii) to execute, in connection with any sale provided for in
      Section 9 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (F) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Grantors' expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's, Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantors might do.

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

            (b) No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

            7. Performance by Lender of Grantors' Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the rate specified in Section 3.1(b)(y) of the Credit Agreement, shall be payable, jointly and severally, by the Grantors to the Lender on demand and shall constitute Secured Obligations secured hereby.

            8. Proceeds.

            (a) In addition to the rights of the Lender specified in Section 3(c) with respect to payments of Pledged Revenue, it is agreed that all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by the Grantors in trust for the Lender, and shall, forthwith upon receipt by any Grantor, be deposited into a Local Account and, pursuant to
Section 6.10(b) of the

Credit Agreement, be transferred into the Concentration Account, for further application as provided in Section 6.10 of the Credit Agreement; provided that, if any Event of Default has occurred and is continuing, such Proceeds shall be turned over to the Lender in the exact form received by such Grantor (duly endorsed by such Grantor to the Lender, if required), and deposited by the Lender in the Collection Account for application as provided in Section 6.10 of the Credit Agreement. Any and all such Proceeds held in the Concentration Account, in the Collection Account, by the Lender or by any Grantor in trust for the Lender shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in this Section and the Credit Agreement.

            (b) At such intervals as may be agreed upon between the Lender and the Grantors or, if an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of the Proceeds constituting Collateral, whether or not held in any Pledged Account, and any Proceeds of the Guarantee or any other Loan Document, or otherwise received by the Lender, against the Secured Obligations (whether matured or unmatured), in such order as provided in Section 6.10 of the Credit Agreement. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full, and the Commitment shall have expired or been terminated, shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same in accordance with Section 6.10 of the Credit Agreement.

            9. Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released. Each Grantor further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at any Grantor's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender arising out of the exercise by the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Lender account for the surplus, if any, to the Grantors. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

            10. Limitation on Duties Regarding Presentation of Collateral. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its respective directors, officers, employees, agents or advisors shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. The Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, agents or advisors shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

            12. Notices. Notices, requests and demands to or upon the Lender or any Grantor hereunder shall be effected in the manner set forth in Section 9.2 of the Credit Agreement.

            13. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            14. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            15. No Waiver; Cumulative Remedies. The Lender shall not, by any act (except by a written instrument pursuant to Section 16 hereof), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            16. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Lender, provided that any provision of this Security Agreement may be waived by the Lender in a written instrument executed by the Lender. This Security Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Lender and its respective successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            17. Marketing Entity Grantors.

            (a) The Lender acknowledges and agrees that the Marketing Entity Grantors have not guaranteed, assumed or otherwise become directly liable for the Loans, and that the Lender's rights as against the Marketing Entity Grantors hereunder are limited to the Collateral.

            (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Marketing Entity Grantor hereunder shall in no event exceed the amount which can be guaranteed by such Marketing Entity Grantor under applicable federal and state laws relating to the insolvency of debtors.

            (c) Each Marketing Entity Grantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Marketing Entity Grantor hereunder without impairing this Security Agreement or affecting the rights and remedies of the Lender hereunder.

            (d) Each Marketing Entity Grantor hereby agrees that, to the extent a Marketing Entity Grantor shall have paid more than its proportionate share of any payment made hereunder or in respect of the Obligations, such Marketing Entity Grantor shall be entitled to seek and receive contribution from and against any other Grantor hereunder which has not paid its proportionate share of such payment. The provisions of this Section 17(d) shall be subject to the terms and conditions of Section 17(__). The provisions of this Section 17(d) shall in no respect limit the obligations and liabilities of any Marketing Entity Grantor to the Lender, and each Marketing Entity Grantor shall remain liable to the Lender for the full amount of its obligations hereunder.

            (e) Notwithstanding any payment or payments made by the Marketing Entity Grantors hereunder or any set-off or application of funds of any Marketing Entity Grantor by the Lender, no Marketing Entity Grantor shall be entitled to be subrogated to any of the rights of the Lender against any Borrower, U-Haul International or any other Marketing Entity Grantor or any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall any Marketing Entity Grantor seek or be entitled to seek any contribution or reimbursement from any Borrower, U-Haul International or any other Marketing Entity Grantor in respect of payments made by any Marketing Entity Grantor hereunder, until all amounts owing to the Lender by the Borrowers on account of the Obligations are paid in full and the Commitment is terminated. If any amount shall be paid to any Marketing Entity Grantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Marketing Entity Grantor in trust for the Lender, segregated from other funds of the Marketing Entity Grantors, and shall, forthwith upon receipt by such Marketing Entity Grantor, be turned over to the Lender in the exact form received by such Marketing Entity Grantor (duly indorsed by such Marketing Entity Grantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine in accordance with the Loan Documents.

            (f) Each Marketing Entity Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Marketing Entity Grantor and without notice to or further assent by such Marketing Entity Grantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or any property subject thereto. When making any demand hereunder against any Marketing Entity Grantor, the Lender may, but shall be under no obligation to, make a similar demand on any Borrower, the Guarantor or any other Marketing Entity Grantor, and any failure by the Lender to make any such demand or to collect any payments from any Borrower or the Guarantor or any such other Marketing Entity Grantor or any release of any Borrower or the Guarantor or such other Marketing Entity Grantor shall not relieve any Marketing Entity Grantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against such Marketing Entity Grantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            (g) Each Marketing Entity Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Security Agreement or acceptance of this Security Agreement, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Security Agreement; and all dealings between the Borrowers, the Guarantor and the Marketing Entity Grantors, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Security Agreement. Each Marketing Entity Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or the Guarantor or any other Marketing Entity Grantor with respect to the Obligations. Each Marketing Entity Grantor understands and agrees that this Security Agreement shall be continuing, absolute and unconditional, without regard to (i) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment of performance) which may at any time be available to or be asserted by any Borrower or the Guarantor against the Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or any Guarantor or any Marketing Entity Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower or any Guarantor for the Obligations, or of any Marketing Entity Grantor under this Security Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Marketing Entity Grantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower, the Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from any Borrower, the Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, the Guarantor or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Marketing Entity Grantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against any Marketing Entity Grantor. This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Marketing Entity Grantor and the successors and assigns thereof, and shall inure to be benefit of the Lender, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Marketing Entity Grantor under this Security Agreement shall have been satisfied by payment in full and the Commitment shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

            (h) In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Marketing Entity Grantors, any such notice being expressly waived by the Marketing Entity Grantors to the extent permitted by applicable law, to set off and appropriate and apply against and on account of the obligations and liabilities of the Marketing Entity Grantors to the Lender hereunder, upon any amount becoming due and payable by the Marketing Entity Grantors hereunder (whether at the stated maturity, by acceleration or otherwise), any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Marketing Entity Grantor. The Lender agrees promptly to notify the Marketing Entity Grantors after any such set off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set off and application.

            18. Additional Grantors. Each Subsidiary of a Grantor which becomes a party to the Credit Agreement as a Borrower or a Guarantor shall be required to become party to this Security Agreement and become a Grantor for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a Supplement in the form of Annex E hereto.

                            [SIGNATURE PAGE FOLLOWS]

                                                                  EXECUTION COPY

            IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                            AMERCO REAL ESTATE COMPANY,

                                            AMERCO REAL ESTATE COMPANY OF TEXAS,
                                              INC.,

                                            AMERCO REAL ESTATE COMPANY OF
                                                ALABAMA, INC.,

                                            U-HAUL CO. OF FLORIDA, INC.,

                                            U-HAUL INTERNATIONAL, INC.

                                            By /s/ Gary B. Horton
                                                --------------------------------
                                               Name: Gary B. Horton
                                               Title: Treasurer

                                     U-HAUL CO. OF ALABAMA, INC.
                                     U-HAUL CO. OF ALASKA
                                     U-HAUL CO. OF ARIZONA
                                     U-HAUL CO. OF CALIFORNIA
                                     U-HAUL CO. OF COLORADO
                                     U-HAUL CO. OF CONNECTICUT
                                     U-HAUL CO. OF GEORGIA
                                     U-HAUL CO. OF IDAHO, INC.
                                     U-HAUL CO. OF ILLINOIS, INC.
                                     U-HAUL CO. OF INDIANA, INC.
                                     U-HAUL CO. OF IOWA, INC.
                                     U-HAUL CO. OF KANSAS, INC.
                                     U-HAUL CO. OF KENTUCKY
                                     U-HAUL CO. OF LOUISIANA
                                     U-HAUL CO. OF MAINE, INC.
                                     U-HAUL CO. OF MARYLAND, INC.
                                     U-HAUL CO. OF MASSACHUSETTS AND OHIO, INC.
                                     U-HAUL CO. OF MICHIGAN
                                     U-HAUL CO. OF MINNESOTA
                                     U-HAUL CO. OF MISSISSIPPI
                                     U-HAUL CO. OF MONTANA, INC.
                                     U-HAUL CO. OF NEBRASKA
                                     U-HAUL CO. OF NEVADA, INC.
                                     U-HAUL CO. OF NEW HAMPSHIRE, INC.
                                     U-HAUL CO. OF NEW JERSEY, INC.
                                     U-HAUL CO. OF NEW MEXICO, INC.
                                     U-HAUL CO. OF NEW YORK AND VERMONT, INC.
                                     U-HAUL CO. OF NORTH CAROLINA
                                     U-HAUL CO. OF NORTH DAKOTA
                                     U-HAUL CO. OF OKLAHOMA, INC.
                                     U-HAUL CO. OF OREGON
                                     U-HAUL CO. OF PENNSYLVANIA
                                     U-HAUL CO. OF RHODE ISLAND
                                     U-HAUL CO. OF SOUTH CAROLINA, INC.
                                     U-HAUL CO. OF SOUTH DAKOTA, INC.
                                     U-HAUL CO. OF TENNESSEE
                                     U-HAUL CO. OF TEXAS
                                     U-HAUL CO. OF UTAH
                                     U-HAUL CO. OF VIRGINIA
                                     U-HAUL CO. OF WASHINGTON
                                     U-HAUL CO. OF WEST VIRGINIA
                                     U-HAUL CO. OF WISCONSIN, INC.
                                      as Marketing Grantors

                                     By /s/ Gary B. Horton
                                        ----------------------------------------
                                        Name:  Gary B. Horton
                                        Title: Treasurer

                                      VII-2

ACCEPTED AND AGREED:

MERRILL LYNCH COMMERCIAL FINANCE CORP.

By: /s/ Joshua A. Green
    ----------------------
    Name: Joshua A. Green
    Title: Director

                                      VII-3